ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
             -------------------------------------------------------------------
                                      PLAN.
                                        ---


     On September 30, 2003, MacDermid, Incorporated ("MacDermid") received the notice required under Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 with regard to a blackout period in connection with the MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan. On September 30, 2003, MacDermid sent the following notice to its directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, which provides the details surrounding this blackout period, including the dates during which such directors and executive officers are restricted from transacting in MacDermid's common stock.

Form  of  Notice:

[Insert  text  of  notice  here]





































                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MACDERMID,  INCORPORATED

                                        By:  _________________________
                                        John  L.  Cordani
                                        Corporate  Secretary


Date:  September  30,  2003